AMENDMENT NO. 4

TO SECOND AMENDED AND RESTATED

FLOW SERVICING AGREEMENT

Amendment No. 4 to Second Amended and Restated Flow Servicing Agreement, dated as of March 31, 2015 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Operating Partnership, L.P.,  Delaware limited partnership (the “Owner”).

RECITALS

WHEREAS, the Servicer and the Owner are parties to that certain Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013 (the “Existing Servicing Agreement” and, as amended by this Amendment, the “Servicing Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Servicing Agreement.

WHEREAS, the Servicer and the Owner  have agreed, subject to the terms and conditions of this Amendment, that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Servicer and the Owner hereby agree that the Existing Servicing Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 1.01 of the Existing Servicing Agreement is hereby amended by deleting the following definitions and replacing them in their entirety as follows:

Accepted Servicing Practices:  With respect to any Mortgage Loan (including any related REO Property), each of those mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, which servicing practices (i) are in compliance with all federal, state and local laws and regulations, (ii) shall be in accordance with the Servicer’s policies and procedures as amended from time to time for mortgage loans of the same type, (iii) are in accordance with the terms of the related Mortgage and Mortgage Note and (iv) with respect to any Agency Mortgage Loan, are at a minimum based on the requirements set forth from time to time in the applicable Guide.

Servicer: PennyMac Loan Services, LLC or its successor in interest or any permitted assignee or designee under this Agreement as herein provided and as provided in Section 8.02, in each case subject to the restrictions, if any, set forth in the applicable Guide.  Unless the context requires otherwise, all references to “Servicer” in this Agreement shall be deemed to include such Servicer’s successors in interest or permitted assignees or designees. Further, it is expressly understood by Owner and Servicer that, with respect to any Agency Mortgage Loan serviced hereunder, (i) the Servicer is acting solely in the capacity of a subservicer and has no right or interest in or to the related Servicing Rights, and (ii) any references to the Inbound Transfer Date or the Outbound Transfer Date, or any “transfer” of servicing in connection therewith, relates only to the date on which the Servicer commences or terminates its subservicing of such Agency Mortgage Loan and does not reflect, suggest or entail any actual transfer of the related Servicing Rights or servicing responsibilities (as opposed to the physical servicing activities).

Servicing Rights:  With respect to a Mortgage Loan, the right and obligation (and, with respect to any Agency Mortgage Loan, the indivisible, conditional and non-delegable right and obligation) to do any and all of the following:  (a) service and administer such Mortgage Loan; (b) collect any payments or monies payable or received for servicing such Mortgage Loan; (c) collect any late fees, assumption fees, penalties or similar payments with respect to such Mortgage Loan; (d) enforce the provisions of all agreements or documents creating, defining or evidencing any such servicing rights and all rights of the servicer thereunder, including, but not limited to, any clean-up calls and termination options; (e) collect and apply any escrow payments or other similar payments with respect to such Mortgage Loan; (f) control and maintain all accounts and other rights to payments related to any of the property described in the other clauses of this definition; (g) possess and use any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to such Mortgage Loan or pertaining to the past, present or prospective servicing of such Mortgage Loan; and (h) enforce any and all rights, powers and privileges incident to any of the foregoing, all in accordance with Accepted Servicing Practices.

SECTION 2. Definitions. Section 1.01 of the Existing Servicing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

REO Property Management Fee: With respect to any REO Property rented by Servicer for the benefit of Owner as part of Servicer’s management thereof, the REO Property Management Fee as set forth in Exhibit 9.

REO Property Rental Fee: With respect to any REO Property rented by Servicer for the benefit of Owner as part of Servicer’s management thereof, the REO Property Rental Fee as set forth in Exhibit 9.

SECTION 3. Servicing of Agency Mortgage Loans. Article III of the Existing Servicing Agreement is hereby amended by adding the following sections, commencing with Section 3.03:

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Section 3.03Agency Rights.

The Servicer’s rights with respect to the Agency Mortgage Loans are subject and subordinate in all respects to all rights, powers and prerogatives of the applicable Agency under the Applicable Guide, at law and in equity, including without limitation an Agency’s right to suspend or terminate the Owner’s Servicing Rights (in whole or in part, and with or without cause) and to suspend or terminate the Owner as an approved seller/servicer or servicer (whether with or without cause) without recourse to an Agency whatsoever, such that the Servicer’s rights with respect to the Agency Mortgage Loans pursuant to this Agreement are subject to extinguishment at any time.

Section 3.04Additional Agency Rights.

Owner’s execution and delivery of this Agreement constitutes Owner’s express written consent to permit any Agency, consistent with the applicable Guide, to have access to, or to have disclosed to it, or to receive copies of (i) any and all mortgage records pertaining to any Agency Mortgage Loans serviced by Owner for the applicable Agency and subserviced by Servicer; (ii) this Agreement; and (iii) any and all other records, documents, files, information and data maintained or held by Owner (or by others on Owner’s behalf), which an Agency considers necessary or desirable to determine or assess the correctness and completeness of the mortgage records pertaining to any Agency Mortgage Loans serviced by the Owner for the applicable Agency and subserviced by Servicer, to assure that Owner and Servicer are complying with the requirements of the applicable Guide.

Section 3.05Limits on Subservicer’s Rights.

This Agreement does not include or convey to Servicer (i) the right to assume the role of Owner as an  approved servicer of any Agency; (ii) the right to suspend or terminate Owner’s master servicing contracts with any Agency (in whole or in part, and with or without cause) or the right to suspend or terminate Owner as an  approved Seller/Servicer or servicer of any Agency (whether with or without cause); (iii) the right to transfer the Servicing Rights relating to any Agency Mortgage Loan; or (iv) status as a third party beneficiary of any of the agreements between Owner and any Agency.

Section 3.06Prevailing Party Rights.

In any legal action or proceeding to defend or enforce an Agency’s rights with respect to the Servicing Rights or such Agency’s rights as a third party beneficiary to this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and costs.

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Section 3.07Investor Reports.

Owner and Servicer shall each provide to each Agency, at such address as such Agency may from time to time designate, on or before the twentieth (20th) day (or if such day is not a Business Day, as defined in the applicable Guide, then the next succeeding Business Day) of each calendar month, a written report containing (i) any notice of default or event of default under this Agreement, received or sent by Owner or Servicer, respectively, (ii) any notice of an act, event or circumstance indicating that with the passage of time, without cure of such act, event or circumstance, there would be an event of default, received or sent by Owner or Servicer, respectively, and (iii) such other information or documents that an Agency may request with respect to this Agreement or the related Agency Mortgage Loans, all in form and substance acceptable to such Agency, to the extent that such other information or documents may be requested of other servicers and subservicers. An Agency’s determinations with respect to this Section 3.07 shall be made in its sole and absolute discretion.

Section 3.08Limitation of Claims.

Servicer may only make any claims against an Agency, arising out of or relating to this Agreement or the Agency Mortgage Loans, through Owner.

Section 3.09No Interest in Servicing Rights.

Servicer acknowledges and agrees that it has no interest in the Servicing Rights or in any agreements between Owner and an Agency.

Section 3.10Joint and Several Liability.

Owner and Servicer shall jointly and severally indemnify, defend and hold harmless each Agency from and against any losses, damages or expenses arising out of or relating to Servicer’s fraud, willful misconduct or negligent acts or omissions in connection with its subservicing of the related Agency Mortgage Loans pursuant to this Agreement; provided, however, that it is expressly understood and agreed that Servicer shall not be liable to any Agency for any such losses, damages or expenses in connection with either (i) the origination of any related Agency Mortgage Loan, or (ii)  the servicing of any Agency Mortgage Loan other than during the period Servicer is or was obligated to service such Agency Mortgage Loan pursuant to this Agreement.

SECTION 4. Binding Effect; Beneficiaries. Section 13.04 of the Existing Servicing Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, each Agency is expressly made a third party beneficiary of this Agreement.”

SECTION 5. Exhibits.  Effective as of April 1, 2015, Exhibit 9 of the Existing Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the form attached hereto as Exhibit A.

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SECTION 6. Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1 Delivered Documents. On or prior to the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:
(a) this Amendment, executed and delivered by duly authorized officers of the Servicer and the Owner; and
(b) such other documents as such party or counsel to such party may reasonably request.

6.2 Representations and Warranties.  On or prior to the Amendment Effective Date, each party shall be in compliance in all material respects with all the terms and provisions set forth in the Existing Servicing Agreement on its part to be observed or performed.

SECTION 7. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9. Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 10. Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Servicing Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Servicer:PENNYMAC LOAN SERVICES, LLC

By: /s/ Anne D. McCallion_________________
 Name:  Anne D. McCallion
 Title:    Chief Financial Officer

The Owner:PENNYMAC OPERATING PARTNERSHIP, L.P.

By:  PennyMac GP OP, Inc.,

___    its General Partner

By: /s/ Andrew S. Chang__________________
 Name:    Andrew S. Chang
 Title:   Chief Business Development Officer

Exhibit A

EXHIBIT 9

TERM SHEET

THIRD PARTY LOANS

BASE SERVICING FEES
(per loan)

With respect to each Mortgage Loan that is a Third Party Loan and not a Distressed Whole Loan, the Base Servicing Fee shall be:

(i)if such Mortgage Loan is a Fixed-Rate Mortgage Loan, $7.50; or

(ii)if such Mortgage Loan is an Adjustable-Rate Mortgage Loan, $8.50.

ADDITIONAL SERVICING FEES

(per loan)

With respect to each Mortgage Loan that is a Third Party Loan, the Additional Servicing Fee shall be one of the following:

(i)if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and no bankruptcy proceeding is pending by or against the Mortgagor, 0;

(ii)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more and less than 60 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $10.00;

(iii)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 60 days or more and less than 90 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $20.00;

(iv)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 90 days or more, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $50.00;

(v)if, as of the first day of the relevant month, a bankruptcy proceeding is pending by or against the Mortgagor, $45.00;

Exh. 9-1

(vi)if, as of the first day of the relevant month, foreclosure proceedings have been commenced and the Mortgaged Property has not become an REO Property, $55.00; or

(vii)if, as of the first day of the relevant month, the Mortgaged Property has become an REO Property, $75.00.

SUPPLEMENTAL SERVICING FEES

With respect to each Mortgage Loan that is a Third Party Loan and is not a Distressed Whole Loan, the Supplemental Servicing Fee shall be $3.25; provided, however, that from and after January 1, 2014, the aggregate Supplemental Servicing Fees for all Third Party Loans that are not Distressed Whole Loans shall not exceed SEVEN HUNDRED THOUSAND DOLLARS ($700,000) in any fiscal quarter (the “SSF Cap”); and provided, further, that to the extent the Servicer requests any modification to the SSF Cap relating to any period commencing on or after January 1, 2015, the Owner agrees to negotiate with the Servicer in good faith with respect to any such requested modification.

Exh. 9-2

DISTRESSED WHOLE LOANS

BASE SERVICING FEES
(per loan)

With respect to each Mortgage Loan that is a Distressed Whole Loan, the Base Servicing Fee shall be one of the following:

(i)if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and no bankruptcy proceeding is pending by or against the Mortgagor, $30.00;

(ii)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more and less than 90 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $60.00;

(iii)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 90 days or more, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $90.00;

(iv)if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and a bankruptcy proceeding is pending by or against the Mortgagor, $100.00;

(v)if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more, and a bankruptcy proceeding is pending by or against the Mortgagor, $100.00;

(vi)if, as of the first day of the relevant month, foreclosure proceedings have been commenced and the Mortgaged Property has not become an REO Property, $125.00; or

(vii)if, as of the first day of the relevant month, the Mortgaged Property has become an REO Property, $75.00.

SUPPLEMENTAL SERVICING FEES

With respect to each Mortgage Loan that is a Distressed Whole Loan, the Supplemental Servicing Fee shall be $25.00.

Exh. 9-3

OTHER KEY PARAMETERS

Remittance Types	Actual/Actual Basis during Interim Servicing Period
Remittance Date	See definition of Remittance Date
Servicing Advances	Servicer to be reimbursed monthly for all unpaid Servicing Advances incurred by Servicer in the prior month including Cost of Funds.
Cost of Funds on Servicing Advances	Refer to Section 5.04
Prepayment Penalties	Owner will retain 100% of the prepayment penalties.
Late Charges Collected	Servicer will retain 75% of late charges collected by Servicer
Ancillary Income	Servicer will retain 100% of all Ancillary Income
Delegated Authority	Refer to Exhibit 10
Contract Term	Refer to Section 8.01
Eligible Mortgage Loan	See definition of Eligible Mortgage Loan

ANCILLARY INCOME AND OTHER FEES

Notwithstanding anything to the contrary in Section 5.01 of the Agreement, with respect to each Third Party Loan, the Servicer shall be entitled to all Ancillary Income and the following Other Fees in addition to the Servicing Fee:

Setup Fee:  With respect to each Mortgage Loan, other than a Distressed Whole Loan, $10.00 if information is provided to Servicer in a format that enables electronic boarding or $25.00 if information is provided to Servicer in format that necessitates manual boarding.  With respect to each Distressed Whole Loan, $15.00 if information is provided to Servicer in format that enables electronic boarding or $25.00 if information is provided to Servicer in format that necessitates manual boarding.

Service Release Fee:  With respect to each Mortgage Loan, other than a Distressed Whole Loan, $25.00 if released on or prior to the first anniversary of boarding, $23.00 if released after the first anniversary of boarding and on or prior to the second anniversary of boarding, and $18.00 if released thereafter. With respect to each Distressed Whole Loan, $500.00 if released within one year of boarding, $40.00 if released within two years of boarding and $40.00 if released thereafter.

Exh. 9-4

Deed in Lieu Fee:  $500, unless the deed in lieu is completed under the U.S. Treasury’s Home Affordable Foreclosure Alternatives initiative, in which case no Deed in Lieu Fee shall apply.

Liquidation Fee:  150 basis points of the gross proceeds received in connection with either the disposition of a Mortgage Loan (including the sale of the related Mortgage Note) or an REO Property or a full or discounted payoff accepted by the Servicer with respect to a Mortgage Loan, including a full or discounted payoff accepted in connection with the sale of the Mortgaged Property to a third party.

REO Property Rental Fee: $30 per month per REO Property.

REO Property Management Fee: Servicer’s cost if property management services and/or any related software costs are outsourced to a third party property management firm or 9% of gross rental income if Servicer provides property management services directly.

Tax Service Contract:  $75.00 per Mortgage Loan.

Flood Zone Service Contract:  Servicer’s cost.

MERS Fee:  Servicer’s cost.

Reperformance Fee:  150 basis points of the unpaid principal balance of the Mortgage Loan (as then in effect) if the Mortgage Loan is brought current (after having been delinquent for a period of 90 days or more) without any modification and remains current for a consecutive period of 12 months or is sold prior to the expiration of such 12 months.

Modification Fee:  150 basis points of the unpaid principal balance of the Mortgage Loan (as in effect immediately after the consummation of the modification) if the modification includes an interest rate reduction or is classified by the Servicer (acting in accordance with Accepted Servicing Practices) as a full modification; or, if the Servicer participates in the U.S. Treasury’s Home Affordable Modification program (or other similar mortgage loan modification programs) and enters into a transaction involving the Mortgage Loan that results in the payment or retention of any incentive payment to the Servicer or Owner and the Servicer is not otherwise entitled to a Modification Fee as set forth above, 150 basis points of the unpaid principal balance of the Mortgage Loan (as in effect immediately after the consummation of the transaction).

If the Servicer enters into a transaction involving the Mortgage Loan under the U.S. Treasury Department’s Home Affordable Modification program (or other similar mortgage loan modification programs) that results in any incentive payment to the Servicer or Owner and the Servicer has already collected a Modification Fee, the Servicer shall reimburse the Owner the amount of such incentive payments.

In the event the Servicer effects a refinancing of a Distressed Whole Loan on behalf of the Owner and not through a third party lender and the resulting Mortgage Loan is readily saleable, or the Servicer originates a Mortgage Loan to facilitate the disposition of REO Property, the Servicer shall be entitled to fees and other compensation in connection with such originations based on market-based pricing and terms that are consistent with the pricing and terms offered by the Servicer to unaffiliated third parties on a retail basis.  The amount of the

Exh. 9-5

compensation and the pricing and terms offered by the Servicer shall be subject to review by the Owner and the Servicer from time to time to reflect market rates.  The Owner shall reimburse the Servicer for any out of pocket expenses that the Servicer incurs in connection with any such origination, including title fees, legal fees and closing costs.

Exh. 9-6